Exhibit 10.9

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of ___, 20__, by and between CAREER EDUCATION CORPORATION, a Delaware corporation and the individual designated as Indemnitee on the signature page hereto (“Indemnitee”). Certain terms and phrases used herein have the meanings set forth in subsection 17.8.

RECITALS

A.The Board has determined that, in order to attract and retain qualified individuals such as Indemnitee as officers and/or as members of the Board, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify and to advance expenses on behalf of directors and certain officers to the fullest extent permitted (and not merely to the extent affirmatively permitted) by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

B.The DGCL and Career Education Corporation’s Restated Certificate of Incorporation (Article XII, Section A.6) expressly provide that the indemnification provisions set forth therein are not exclusive and contemplate that agreements with respect to indemnification may be entered into between the Company and directors, officers or other persons. This Agreement is a supplement to and in furtherance of Career Education Corporation’s Restated Certificate of Incorporation, its Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

C.The Company has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company. Indemnitee is willing to serve or continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

Now, therefore, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.Services to the Company. Indemnitee will serve or continue to serve as a director, officer, or both, of the Company at the will of the Company and its stockholders for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation. As provided in section 16, the obligations of the Company under this Agreement will continue in full force and effect notwithstanding any resignation or termination that may occur.

Section 2.Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this section 2 if Indemnitee is, or is threatened to be made, a party to or a witness in or otherwise participates in any Third-Party Proceeding. Pursuant to this section 2, Indemnitee shall be indemnified against all Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Third-Party Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that such conduct was unlawful. A “Third-Party Proceeding” is a Proceeding other than a Proceeding by or in the right of the Company to procure a judgment in its favor.

Section 3.Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this section 3 if Indemnitee is, or is threatened to be made, a party to or a witness in or otherwise participates in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this section 3, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein and to the extent permitted by law, amounts paid in settlement, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this section 3 in respect of any claim, issue or matter as to which Indemnitee has been finally adjudged by a court or determined by an arbitrator to be liable to the Company, unless and only to the extent that the arbitrator or the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 4.Indemnification for Expenses of a Party Who Is Wholly or Partly Successful.

4.1In any Proceeding referred to in section 3, if Indemnitee is not wholly successful in such Proceeding, but has been adjudged to be liable to the Company as to one or more but less than all claims, issues or matters in such Proceeding, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee has been adjudged to be liable to the Company unless and only to the extent that the arbitrator or the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability to the Company, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to such indemnification. However, in any Proceeding referred to in section 3, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, and, to the extent permitted by law, amounts paid in settlement, in connection with each claim, issue or matter as to which Indemnitee is successful on the merits or reaches a settlement.

4.2To the extent that Indemnitee is successful on the merits or otherwise in defense of any Proceeding (including any Proceeding referred to in section 3), or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended, against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf in connection therewith. Indemnification pursuant to this subsection 4.2 shall not require a determination pursuant to section 10.

4.3For purposes of this section 4 and without limitation, the termination of any claim, issue or matter in a Proceeding in which Indemnitee is a defendant by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5.Additional Indemnification.

5.1Notwithstanding any limitation in section 2, 3 or 4, if Indemnitee is, or is threatened to be made, a party to or a witness in or otherwise participates in any Proceeding, the Company shall indemnify Indemnitee to the extent permitted by law  against all Expenses and Liabilities actually and reasonably incurred by Indemnitee in connection with the Proceeding,

(a)unless Indemnitee’s conduct constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders;

(b)except for liability for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law;

(c)except for liability under section 174 of the DGCL; or

(d)except for liability relating to any transaction from which Indemnitee derived an improper benefit.

5.2For purposes of subsection 5.1, the meaning of the phrase “to the extent permitted by law” means:

(a)the fullest extent permitted by DGCL § 145(f), which authorizes or contemplates additional indemnification by agreement, or a corresponding provision of any amendment to or replacement of the DGCL; and

(b)the fullest extent authorized or permitted by any DGCL amendments or replacements that are adopted after the date of this Agreement and that increase the extent to which a corporation may indemnify its officers and directors.

Section 6.Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any payment for indemnity including Expenses and Liabilities:

(a)to the extent that payment of the amount for which Indemnitee seeks indemnification, or a portion thereof, has actually been made to or on behalf of Indemnitee under any insurance policy, contract, agreement or otherwise; or

(b)to the extent that the amount for which Indemnitee seeks indemnification, or a portion thereof, is based upon an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; or

(c)for the payment of amounts required to be reimbursed to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended, or any similar successor statute; or

(d)in connection with any Proceeding (or any part of any Proceeding) initiated or brought voluntarily by Indemnitee and including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers or employees, unless (i) such indemnification is expressly required to be made by Delaware law,(ii) such claim is brought to enforce Indemnitee’s rights under this Agreement,  (iii) the Proceeding (or any part thereof) was authorized by a majority of the Disinterested Directors (as defined in section 9.1), (iv) there has been a Change of Control (as defined in section 9.3) or (v) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(e)where the making of such payment would violate applicable law.

The exclusion set forth in paragraph 6(d) does not apply to counterclaims or affirmative defenses asserted by Indemnitee in a Proceeding brought against Indemnitee.

Section 7.Advancement of Expenses.

7.1Right to Advancement of Expenses. Without regard to Indemnitee’s ultimate entitlement to indemnification under other provisions of this Agreement, the Company shall pay the Expenses as incurred by Indemnitee or reimburse Indemnitee for his or her payment of such Expenses in connection with any Proceeding within thirty days after the Company receives a written request for advancement of expenses. If the DGCL so requires, advancement of Expenses by the Company under this section 7 shall be made only upon delivery to the Company of an undertaking. Such undertaking shall constitute Indemnitee’s agreement that (a) he or she shall repay the Expenses advanced by the Company to the extent that a final judicial decision from which there is no further right to appeal ultimately determines that Indemnitee is not entitled to be indemnified by the Company and (b) that, in consideration for the advancement of such expenses, the Company may, at its sole discretion, select counsel for Indemnitee as provided in subsection 7.2, assume the defense or otherwise participate in the defense of such Proceeding. Advancement of Expenses pursuant to this section 7 shall be unsecured and interest free. The Company shall advance Expenses without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. The Company’s obligation to advance expenses shall include any and all reasonable Expenses incurred pursuing an action to enforce Indemnitee’s right to advancement of Expenses, including Expenses incurred preparing and forwarding statements to the Company to support the advancement claimed. This section 7 shall not apply to Indemnitee's claim for any Expenses for which indemnity is excluded pursuant to section 6. Nothing herein shall be construed to limit the Company’s right to seek damages, including the full amount of the Expenses paid by the Company hereunder, from Indemnitee.

7.2Selection of Defense Counsel and Liability for Fees of Counsel. The selection by the Company of defense counsel for Indemnitee in connection with any Proceeding shall be made only with Indemnitee's approval, which shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his or her counsel in any such Proceeding at Indemnitee’s expense, and (ii) if (1) the employment of counsel by Indemnitee was authorized by the Company, (2) Indemnitee reasonably concludes that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (3) the Company shall not, in fact, have employed counsel to assume the defense of such

Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

Section 8.Notification of Indemnification Claim. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim that is made against Indemnitee and for which indemnification will or could be sought under this Agreement. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that will or could be subject to indemnification or advancement of Expenses covered hereunder. The Secretary of the Company shall, promptly upon receiving such notice, advise the Board in writing of such notice. The failure of Indemnitee to timely notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise, unless and only to the extent that such failure to give timely notice materially prejudices the Company. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement.

Section 9.Procedure upon Application for Indemnification.

9.1Determination of Indemnification. Upon final disposition of a Proceeding for which indemnification is sought pursuant to section 2 or section 3, Indemnitee shall submit promptly (and, in any event, no later than the applicable statute of limitations) to the Board a written request for indemnification averring that he or she met the applicable standard of conduct set forth herein. Any indemnification made under this Agreement pursuant to section 2 or section 3 shall be made by the Company only as authorized in the specific case upon a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee met the applicable standard of conduct. Such determination shall be made in the following manner and, in any event, no later than sixty (60) calendar days after receipt of such indemnification request: (a) if a Change in Control has occurred and Indemnitee is not a director or executive officer at the time of such determination, by independent counsel in a written opinion to the Board, a copy of which opinion shall be delivered to Indemnitee; and (b) in any other circumstance: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board; (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board; (iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by independent counsel in a written opinion to the Board, a copy of which opinion shall be delivered to Indemnitee; or (iv) if so directed by the Board, by the stockholders of the Company, and if Indemnitee is determined to be entitled to indemnification, payment to Indemnitee shall be made within thirty days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination (the “Reviewing Party”) with respect to Indemnitee’s entitlement to indemnification, including providing to the Reviewing Party upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Reviewing Party, as well as the fees and expenses of any independent counsel acting as the Reviewing Party, shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. As used in this subsection 9.1, a

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

9.2Selection of Independent Counsel. If a determination of entitlement to indemnification is to be made by independent counsel pursuant to subsection 9.1, the independent counsel shall be a law firm, or a member of a law firm, (a) that is experienced in matters of corporation law; (b) that as of the date of selection neither is, nor in the past five years was, retained to represent (i) the Company or Indemnitee in any matter material or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; (c) that would not, under the applicable standards of professional conduct then prevailing, have a conflict of interest representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement; and (d) that is selected as provided in this subsection 9.2. If a Change in Control does not occur, the independent counsel shall be selected by the Board within ten days of submission of a written request by Indemnitee for indemnification pursuant to subsection 9.1, and the Company shall give written notice to Indemnitee advising him or her of the identity of the independent counsel so selected. If a Change in Control has occurred, the independent counsel shall be selected by Indemnitee within ten days of submission of a written request by Indemnitee for indemnification pursuant to subsection 9.1 (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the independent counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection is given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the independent counsel so selected does not meet the requirements set forth in the first sentence of this subsection 9.2, and the objection shall set forth with particularity the factual basis of such assertion. The objection must also include a proposed substitute independent counsel. If objection including a proposed substituted independent counsel is timely made, such substituted independent counsel shall serve as independent counsel unless objected to within ten days. An objection to the substituted independent counsel may be asserted only on the ground that the independent counsel so selected does not meet the requirements set forth in the first sentence of this subsection 9.2, and the objection shall set forth with particularity the factual basis of such assertion. If written objection is made, the independent counsel or substituted independent counsel proposed may not serve as independent counsel unless and until such objection is withdrawn or a court determines that such objection is without merit. If, within thirty days after submission by Indemnitee of a written request for indemnification pursuant to subsection 9.1, the parties do not agree upon the selection of the independent counsel, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection that the Company or Indemnitee makes to the other’s selection of independent counsel and/or for the appointment as independent counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as independent counsel under subsection 9.1.

9.3“Change in Control” Defined. For purposes of this section 9, a “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(a)Acquisition of Stock by Third Party. Any Person (as defined in paragraph 9.3(f)) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the

Exchange Act), directly or indirectly, of securities of the Company representing 35% (thirty-five percent) or more of the combined voting power of the Company’s then outstanding securities.

(b)Change in Board of Directors. During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board (together with any new directors (other than directors designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph 9.3(a), (c) or (d)) whose election to the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the members of the Board.

(c)Corporate Transactions. A reorganization, merger or consolidation of the Company with any other entity becomes effective, unless such reorganization, merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such reorganization, merger or consolidation continuing to represent (by remaining outstanding or by being converted into voting securities of the surviving entity, including the parent corporation of such surviving entity) more than half of the combined voting power of the voting securities of the surviving entity outstanding immediately after such reorganization, merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity.

(d)Liquidation. The stockholders of the Company approve a complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(e)Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(f)“Person” Defined. For purposes of subsection 9.3, “Person” has the meaning as set forth in sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company or a person or entity that directly or indirectly controls, is controlled by, or is under common control with, the Company; (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company; and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

Section 10.Certain Presumptions and Effect of Certain Proceedings.

10.1The submission of an application for indemnification to the Board shall create a rebuttable presumption that Indemnitee is entitled to indemnification under this Agreement, and the Board, independent counsel or stockholders, as the case may be, may, at any time, specifically determine that Indemnitee is so entitled, unless it or they possess sufficient evidence to rebut the presumption that Indemnitee met the applicable standard of conduct. If a determination is made pursuant to this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to section 11, absent (a) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (b) a prohibition of such indemnification under applicable law. Neither the failure of the Company (including by its directors or independent counsel) to make a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent counsel) that Indemnitee did not meet such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee did not meet the applicable standard of conduct. Moreover, the fact that the Company paid Indemnitee’s Expenses pursuant to section 7 herein shall not create a presumption that Indemnitee met the applicable standard of conduct for indemnification.

10.2The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

10.3For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the bests interests of the Company, and, with respect to any criminal proceeding, be deemed to have acted in without reasonable cause to believe his conduct was unlawful if Indemnitee’s action is based on (a) the advice of legal counsel for the Company, (b) information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company,(c) records or books of account of the Company, including financial reports, or information supplied to Indemnitee by officers of the Company in the course of their duties, or (d) if Indemnitee is a director, reports made by a committee of the Board on which committee Indemnitee does not serve as to a matter within such committee’s designated authority. The provisions of this subsection 10.3 shall not be deemed exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

10.4To the extent legally permissible, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company (and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) was shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 11.Remedies of Indemnitee.

11.1If (a) a determination is made pursuant to section 9 that Indemnitee is not entitled to indemnification under this Agreement, (b) advancement of Expenses is not timely made pursuant to section 9, or (c) payment of indemnification pursuant to section 2, 3, 4 or 5 is not made within thirty days after a determination is made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by such court specified in section

17.7 of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee at his or her option may seek an award in arbitration. If the parties are unable to agree on an arbitrator within twenty (20) days, the parties shall provide JAMS (“JAMS”) with a statement of the nature of the dispute and the desired qualifications of the arbitrator. JAMS will then provide a list of three available arbitrators. Each party may strike one of the names on the list, and the remaining person will serve as the arbitrator. If both parties strike the same person, JAMS will select the arbitrator from the other two names. The arbitration award shall be made within ninety (90) days following the demand for arbitration. Except as set forth herein, the provisions of Delaware law shall apply to any such arbitration. In any such proceeding or arbitration Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof by clear and convincing evidence to overcome that presumption.

11.2If Indemnitee successfully sues the Company for indemnification or advancement of Expenses, and is successful in whole or in part, Indemnitee shall be entitled to be paid by the Company for the Expenses of prosecuting such suit. If the Company sues Indemnitee to recover Expenses paid and Indemnitee is successful in defending such suit, in whole or in part, Indemnitee shall be entitled to be paid the Expenses of defending such suit.

11.3If a determination is made under this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this section 11 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial or arbitral proceeding pursuant to this section 11, the Company shall have the burden of proving by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

11.4The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within thirty days after the Company receives a written request therefor) advance all such Expenses that Indemnitee incurs in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

11.5The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult to prove, and further agree that such breach would cause Indemnitee irreparable harm. Accordingly, the Company and Indemnitee agree that Indemnitee shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. The Company and Indemnitee further agree that Indemnitee shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by the

Company, and the Company acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court

Section 12.Nonexclusivity; Survival of Rights; Limitation on Certain Actions. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws and this Agreement, the parties hereto intend that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. The Company shall not adopt any amendment to its Restated Certificate of Incorporation or Bylaws the effect of which would be to deny, diminish or encumber Indemnitee’s rights to indemnification, contribution and advancement hereunder.

Section 13.Contribution.

13.1Whether or not the indemnification provided in sections 2 through 5 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company, in lieu of indemnifying Indemnitee, shall contribute, to the fullest extent permitted by applicable law, the amount of any Expenses and Liabilities actually and reasonably incurred and paid or payable by Indemnitee as a result of such Liabilities or Expenses in such proportion as is appropriate to reflect (a) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, in connection with the action or inaction that resulted in such Liabilities or Expenses and (b) the relative fault of the Company (and its directors, officers, employees and agents), on the one hand, and the Indemnitee, on the other hand, in connection therewith, as well as any other relevant equitable considerations.  The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, (i) whether an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact relates to information supplied by the Company or Indemnitee, (ii) the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities or Expenses, (iii) the degree to which the parties' actions were motivated by intent to gain personal profit or advantage, (iv) the degree to which the parties' liability is primary or secondary, and (v) the degree to which the parties' conduct is active or passive.  The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this section 13.1 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this section 13.1.  The Company shall not enter into any settlement of any Proceeding in which the

Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee. Neither the Company nor the Indemnitee shall unreasonably withhold its or his consent to any proposed settlement; provided that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee.  To the fullest extent permitted by Delaware law, the Company’s assumption of the defense of a Claim pursuant to this section 13.1 will constitute an irrevocable acknowledgement by the Company that any Indemnifiable Expenses incurred by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company under section 2 of this Agreement.

Section 14.Insurance. The Company shall, from time to time, make the good-faith determination whether or not the Company’s obtaining and maintaining a policy or policies of insurance with reputable insurance companies providing the directors, officers, employees or agents of the Company with coverage for losses from wrongful acts, or ensuring the Company’s performance of its indemnification obligations under this Agreement, is practicable. Among other considerations, the Company shall weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors of the Company or of any other corporation, partnership, joint venture, trust, employee benefits plan or other enterprise that Indemnitee serves at the request of the Company, Indemnitee shall be covered by such policy or policies in such manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

Section 15.Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and take all reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 16.Effectiveness and Duration of Agreement.

16.1Effectiveness. This Agreement shall be effective as of the date of this Agreement and may apply to Indemnitee’s acts or omissions that occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, at the time such act or omission occurred, and shall continue to exist after the rescission or restrictive modification of this Agreement with respect to events occurring prior to such rescission or restrictive modification.

16.2Duration. This Agreement shall continue so long as Indemnitee shall be subject to any possible Proceeding.

Section 17.General Provisions.

17.1Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her spouse, heirs, assigns, devisees, executors, administrators, and other legal representatives.

17.2Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

17.3Partial Indemnity.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Liabilities of any kind whatsoever incurred by him or her in the investigation, defense, settlement or appeal of a Proceeding but not entitled to all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for such total amount except as to the portion thereof for which it has been determined pursuant to sections 9 and 10 hereof that Indemnitee is not entitled.

17.4Entire Agreement. Except as otherwise specified herein, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. Any Proceedings or other matters as to which a request for indemnification has been made by Indemnitee as of the date hereof will continue to be handled pursuant to any prior agreement. Any Proceedings or other matters as to which a request for indemnification has not been made by Indemnitee as of the date hereof will be handled pursuant to this Agreement.

17.5Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver.

17.6Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally, or (b) if sent by a reputable overnight courier service, on the date delivery is shown as made in such service’s tracking system, and shall be addressed as follows:

If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

If to the Company, to

Career Education Corporation

231 North Martingale Road

Schaumburg, Illinois 60173

Attention: General Counsel

Or to any other address as may be furnished to Indemnitee by the Company.

17.7Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict-of-laws rules or any other law or rule that would cause the laws of any other jurisdiction to apply. The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that, unless Indemnitee has sought an award in arbitration, any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

17.8Certain Definitions. As used in this Agreement:

(a)The “Board” means the board of directors of the Company.

(b) The “Company” means Career Education Corporation, a Delaware corporation, and, in addition to Career Education Corporation, any corporation, partnership, joint venture, limited liability company, trust or other enterprise of which such Indemnitee is or was serving as a director, officer, employee or agent of or at the request of the Company, or any corporation that results from or survives a consolidation or merger with Career Education Corporation as well as any corporation resulting from a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(c)The “DGCL” means the Delaware General Corporation Law.

(d)The “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)“Expenses” mean all reasonable attorneys’ and accountants’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or negotiating for the settlement of, or otherwise being involved with, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f)“Liabilities” means all damages, liabilities and losses of any type whatsoever, including, but not limited to, judgments, penalties, arbitral awards, fines, ERISA or other excise taxes and penalties, and amounts paid in settlement (including all interest, assessments or other charges paid or payable in connection with any of the foregoing).

(g)“Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), inquiry, administrative hearing or any other actual, threatened or completed proceeding, including any and all appeals, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, investigative or other nature, whether formal or informal, in which Indemnitee was, is or will be a party to or a witness in or otherwise participates in by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken or omission by him or her or of any action or omission on his or her part while acting as director or officer of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement or the DGCL, except one initiated by Indemnitee to enforce his or her rights under this Agreement. Any Indemnitee serving, in any capacity, (i) another corporation of which a majority of the shares entitled to vote in the election of its directors are held by the Company, or (ii) any employee benefit plan of the Company or of any corporation referred to in clause (i), shall be deemed to be doing so at the request of the Company.

(h)References to “fines” include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” include any service as a director, officer, employee or agent of the Company imposing duties on, or involving services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(i)The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

(j)Unless otherwise specified, references to sections, subsections and paragraphs are references to sections, subsections and paragraphs of this Agreement.

(k)The words “include” or “including” as used in this Agreement are deemed to be followed by the words “without limitation.”

(l)The masculine pronoun shall be deemed to include usage of the feminine pronoun and the feminine pronoun shall be deemed to include usage of the masculine pronoun where appropriate.

17.9Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent not now or hereafter prohibited by law. To the extent that a change in applicable law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Certificate of Incorporation and/or Bylaws and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be automatically amended to such extent.

17.10Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same instrument. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Indemnification Agreement to be signed as of the day and year first above written.

CAREER EDUCATION CORPORATION

By:

Its:

INDEMNITEE

Address of Indemnitee:

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